QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.01(a)

CONSENT OF COUNSEL

        We consent to the references to our firm under the captions "Tax Consequences" and "Lawyers; Accountants" in Post-Effective Amendment No. 7 to the Form S-1 Registration Statement (Reg. No. 333-33937) as filed with the United States Securities Exchange Commission on or about December 5, 2002 and the related Prospectus of JWH Global Trust.

Sidley Austin Brown & Wood

December 5, 2002

QuickLinks

  Exhibit 23.01(a)
CONSENT OF COUNSEL